Exhibit 99.1

PRESS RELEASE

May 9, 2012

COMPANY CONTACT:
FutureFuel Corp.
Lee E. Mikles, CEO
(805) 565-9800 www.futurefuelcorporation.com

FutureFuel releases first quarter 2012 results

FutureFuel first quarter revenues increase 55% to $85.7 Million

Reports net income of $7.1 million or $0.17 per diluted share and adjusted EBITDA of $16.6 million

Conference call begins at 9:00 a.m. Eastern time May 10, 2012

CLAYTON, Mo. (May 9, 2012) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels, today announced financial results from the three months ended March 31, 2012.

First Quarter 2012 Financial Highlights (all comparisons are with the first quarter of 2011)

●	Revenues were $85.7 million, up 55% from $55.2 million
●	Adjusted EBITDA was $16.6 million, up 87% from $8.9 million
●	Net income increased to $7.1 million, or $0.17 per diluted share, from $2.7 million, or $0.07 per diluted share, increases of 162% and 143%, respectively

“We are pleased to report our fourth consecutive quarter of meaningful year-over-year revenue growth from our business, resulting primarily from increased demand for biodiesel driven by the mandates set by RFS2 and increased capacity from our biodiesel production facility,” said Lee Mikles, FutureFuel president and chief executive officer.  “Revenues from our chemicals business declined compared with the first quarter of 2011, due primarily to lower sales of our bleach activator and herbicide products, which decline was partially offset by higher sales of other chemicals.

“Net income for the quarter was considerably higher from the prior year period, most of which was attributable to our sales of biodiesel in the first quarter of 2012 compared to the first quarter of 2011.”

2012 Regular Cash Dividends

FutureFuel declared a normal quarterly dividend of $0.10 per share for 2012, payable in March, June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include:

FutureFuel Corp.
Certain Financial and Operating Metrics
(Dollars in thousands, except per share amounts)
(Unaudited)

	For the Quarter Ended March 31,
	2012	2011	Change	% Change
Revenues	$85,727	$55,241	$30,486	55%
Income from operations	$10,583	$3,220	$7,363	229%
Net income	$7,113	$2,716	$4,397	162%
Earnings per common share – basic	$0.17	$0.07	$0.10	143%
Earnings per common share – diluted	$0.17	$0.07	$0.10	143%
Capital expenditures (net of customer reimbursements and regulatory grants)	$1,956	$2,243	$(287)	(13%)
Cash and cash equivalents and marketable securities	$157,080	$146,039	$11,041	8%
Adjusted EBITDA	$16,584	$8,882	$7,702	87%

First Quarter Financial and Business Summary

FutureFuel reported revenues of $85.7 million for the first quarter of 2012, an increase of 55% from the first quarter of 2011.  Revenues from the chemicals segment decreased 14% to $38.4 million, resulting predominately from decreasing sales of the bleach activator and proprietary herbicide products due to reduced volumes; however, price and volume differences from other products helped to minimize this effect.  Revenues from the biofuels segment increased 349% to $47.3 million due to several factors.  First, the government mandated renewable fuel standard for biodiesel continues to create demand.  Second, FutureFuel continued to debottleneck and increase its production capacity to make use of the improved economics of biodiesel.  Third, sales and production of biodiesel increased in the first quarter of 2012 as FutureFuel was producing and selling biodiesel for the entire period, whereas sales in the first quarter of 2011 were limited due to the initial conversion to lower grade biodiesel feedstocks and adaptation to the improvement in biodiesel economics.  Finally, revenues from biofuels have been benefited by FutureFuel’s sales of refined petroleum products as a shipper on a common carrier pipeline.

Income from operations increased to $10.6 million from $3.2 million for the first quarter of 2011.  FutureFuel does not report income from operations by segment, but does report segment gross profit.  The chemicals segment gross profit increased 50% to $11.7 million and the biofuels segment gross profit increased to $1.1 million from a $2.8 million negative gross profit in the prior year.

Chemicals segment gross profit increased primarily as a result of two factors.  First, in the first quarter of 2011, FutureFuel incurred certain expenditures that it was unable to pass along to customers.  FutureFuel did not incur those expenditures in the first quarter of 2012.  Second, as sales in FutureFuel’s biofuels segment have increased, fixed costs that were more heavily allocated to the chemicals segment in the first quarter of 2011 were allocated in greater proportion to the biofuels segment in the first quarter of 2012.  The increase in biofuels segment gross profit was primarily the result of increased biodiesel sales as discussed above.

FutureFuel reported net income of $7.1 million, or $0.17 per diluted share, for the first quarter of 2012, compared with net income of $2.7 million, or $0.07 per diluted share, for the first quarter of 2011.  Adjusted EBITDA for the first quarter of 2012 was $16.6 million, up from $8.9 million for the first quarter of 2011.

Capital Expenditures

Capital expenditures were $2.1 million for the first three months of 2012, compared with $8.2 million for the first three months of 2011.  This decrease was primarily due to the completion prior to the first quarter of 2012 of certain projects undertaken on behalf of certain customers.  FutureFuel is reimbursed for a portion of these expenditures by certain customers and by regulatory grants as summarized in the following table.

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Cash paid for capital expenditures	$2,113	$8,163
Cash received as reimbursement of capital expenditures	(157)	(5,920)
Cash paid, net of reimbursement, for capital expenditures	$1,956	$2,243

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $157 million as of March 31, 2012, compared with $146 million as of March 31, 2011.  These balances increased primarily due to cash generated by FutureFuel’s operations and sales proceeds of FutureFuel’s common stock under its at-the-market offering.

Conference Call and Webcast

A conference call and webcast will be held May 10, 2012 beginning at 9:00 a.m. Eastern time (8:00 a.m. Central time).  To access the conference call, dial (877) 251-1860 (U.S. and Canada) or (224) 357-2386 (international callers).  The webcast will also be available in the investor relations section of the company’s website at www.futurefuelcorporation.com.  A replay of the call and webcast will begin approximately two hours after the live call has ended.  To access the replay, dial (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international callers) and enter the conference ID number: 78321256.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products.  In its chemicals business, it manufactures specialty chemicals for specific customers (custom manufacturing) as well as multi-customer specialty chemicals (performance chemicals).  Its custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company.  The performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications.  In its biofuels segment, the company predominantly produces biodiesel.  Visit www.futurefuelcorporation.com for more information on FutureFuel.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance.  Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.  In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing.  Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.  Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2011 and in its future filings made with the SEC.  An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel’s management’s opinions only as of their respective dates.  Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements.  The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones FutureFuel faces.  New factors emerge from time to time, and it is not possible for the company to predict which will arise.  There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business.  In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner.  An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto.  All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric.  Adjusted EBITDA is a non-GAAP financial measure.  Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP) as a measure of performance or liquidity.  Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP.  FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash stock-based compensation expenses, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, losses on disposal of property and equipment, gains or losses on derivative instruments, and other non-operating income or expenses.  Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of FutureFuel’s business.  FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends.  In particular, FutureFuel’s management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this news release reconciles adjusted EBITDA with net income, the most directly comparable GAAP financial measure.

FutureFuel Corp.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$88,886	$89,745
Accounts receivable, net of allowances of $10	22,117	35,677
Inventory	67,952	57,439
Marketable securities	68,194	56,294
Other current assets	3,383	3,370
Total current assets	250,532	242,525
Property, plant and equipment, net	139,952	140,517
Other assets	2,173	2,202
Total noncurrent assets	142,125	142,719
Total Assets	$392,657	$385,244

Liabilities and Stockholders’ Equity
Accounts payable	$21,770	$21,688
Other current liabilities	18,124	14,111
Total current liabilities	39,894	35,799
Deferred revenue – long-term	28,365	29,256
Other noncurrent liabilities	31,973	31,951
Total noncurrent liabilities	60,338	61,207
Total Liabilities	100,232	97,006
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 41,319,057 and 41,308,446 issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	4	4
Accumulated other comprehensive income	2,929	1,803
Additional paid in capital	253,585	253,505
Retained earnings	35,907	32,926
Total stockholders’ equity	292,425	288,238
Total Liabilities and Stockholders’ Equity	$392,657	$385,244

FutureFuel Corp.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31
	2012	2011
Revenues	$85,727	$55,241
Cost of goods sold and distribution	72,926	50,242
Gross profit	12,801	4,999
Selling, general and administrative expenses	1,375	1,026
Research and development expenses	843	753
	2,218	1,779
Income from operations	10,583	3,220
Other income	1,396	732
Income before income taxes	11,979	3,952
Provision for income taxes	4,866	1,236
Net income	$7,113	$2,716

Earnings per common share
Basic	$0.17	$0.07
Diluted	$0.17	$0.07
Weighted average shares outstanding
Basic	41,314,859	39,982,905
Diluted	41,493,135	40,131,086

Comprehensive Income
Net income	$7,113	$2,716
Other comprehensive income, net of tax of $701 in 2012 and $618 in 2011	1,126	987
Comprehensive income	$8,239	$3,703

FutureFuel Corp.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows provided by operating activities
Net income	$7,113	$2,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,584	1,911
Benefit from deferred income taxes	(161)	(1,478)
Change in fair value of derivative instruments and marketable securities	(1,266)	(2)
(Gain)/loss on investments	(314)	69
Losses on disposals of fixed assets	63	6
Noncash interest expense	6	6
Changes in operating assets and liabilities:
Accounts receivable	13,607	8,114
Accounts receivable – related parties	(47)	(22)
Inventory	(10,513)	(3,827)
Income taxes receivable	-	519
Prepaid expenses	216	(22)
Accrued interest on marketable securities	-	(96)
Other assets	15	153
Accounts payable	2,776	7,853
Accounts payable – related parties	(2,694)	14
Income taxes payable	3,198	1,730
Accrued expenses and other current liabilities	317	47
Accrued expenses and other current liabilities – related parties	(26)	(2)
Deferred revenue	(891)	5,277
Net cash provided by operating activities	13,983	22,966
Cash flows from investing activities
Restricted cash	-	16,400
Proceeds from the sale of fixed assets	31	-
Collateralization of derivative instruments	1,050	(199)
Purchase of marketable securities	(17,406)	(58,311)
Proceeds from the sale of marketable securities	7,648	19,577
Capital expenditures	(2,113)	(8,163)
Net cash used in investing activities	(10,790)	(30,696)
Cash flows from financing activities
Proceeds from the issuance of stock	72	35
Excess tax benefits associated with stock options	8	-
Payment of dividend	(4,132)	(3,999)
Net cash used in financing activities	(4,052)	(3,964)
Net change in cash and cash equivalents	(859)	(11,694)
Cash and cash equivalents at beginning of period	89,745	91,057
Cash and cash equivalents at end of period	$88,886	$79,363

Cash paid for interest	$-	$3

Cash paid for income taxes	$2,090	$465

Non-cash capital expenditures	$-	$535

FutureFuel Corp.
Reconciliation of Non-GAAP Financial Measure to Financial Measure
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Adjusted EBITDA	$16,584	$8,882
Depreciation and amortization	(2,584)	(1,911)
Non-cash stock-based compensation	-	-
Interest and dividend income	1,140	776
Interest expense	(6)	(134)
Loss on disposal of property and equipment	(63)	(6)
Losses on derivative instruments	(3,406)	(3,750)
Other income (expense), net	314	95
Impairment of fixed assets	-	-
Income tax expense	(4,866)	(1,236)
Net income	$7,113	$2,716

FutureFuel Corp.
Condensed Consolidated Segment Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues
Chemicals	$38,409	$44,695
Biofuels	47,318	10,546
Revenues	$85,727	$55,241

Segment gross profit
Chemicals	$11,669	$7,774
Biofuels	1,132	(2,775)
Segment gross profit	12,801	4,999
Corporate expenses	(2,218)	(1,779)
Income before interest and taxes	10,583	3,220
Investment income	1,454	871
Interest and other expense	(58)	(139)
Provision for income taxes	(4,866)	(1,236)
Net income	$7,113	$2,716

Depreciation is allocated to segment costs of goods sold based on plant usage.  The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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